TRANSITION SERVICES AGREEMENT

BY AND BETWEEN

COMBINATORX, INCORPORATED

AND

EXCRX SINGAPORE PTE. LTD.

(f.k.a. COMBINATORX (SINGAPORE) PTE. LTD.)

DATED JUNE 2 2009

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (the “Agreement”) is made and dated as of as of June 2, 2009 (the “Effective Date”) by and between CombinatoRx, Incorporated, a Delaware corporation with its principal office and place of business at 245 1st Street, Cambridge, MA 02142 (“Provider”), and ExCRX Singapore Pte. Ltd., formerly known as CombinatoRx (Singapore) Pte. Ltd., a Singapore private limited company (the “Purchaser”).

The parties agree as follows. 1. GENERAL SCOPE OF AGREEMENT

A. This Agreement relates to the termination of services formerly provided by Provider to Purchaser as Provider’s majority-owned subsidiary, and pursuant to the Services Agreement between the Provider and CombinatoRx (Singapore) Pte. Ltd., dated as of August 19, 2005 (the “Prior Agreement”), and to the transition of the performance of such services to Purchaser or third parties designated by Purchaser.

B. The scope of the work to be performed under this Agreement, which shall consist of the transition of certain services provided to Purchaser to Purchaser or third parties designated by Purchaser, shall be negotiated and set forth in a writing on terms reasonably acceptable to both parties and in substantially the form set forth in Exhibit A (the “Transition Services Statement of Work”). The Transition Services Statement of Work shall be executed by both parties on the Effective Date. The Transition Services Statement of Work shall include a description of the scope of work, responsibilities, deliverables, timelines, budget and payment schedule and shall be subject to all of the provisions of this Agreement, in addition to the specific details set forth therein. To the extent any provisions of the Transition Services Statement of Work conflict or are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control. When executed by both parties, the Transition Services Statement of Work shall constitute a separate and distinct contract between the parties and shall be incorporated herein by reference and form a part hereof. Unless otherwise expressly stated in the Transition Services Statement of Work, the provisions of the Transition Services Statement of Work shall be independent of the provisions of any Prior Statement of Work (as defined below).

C. All Statements of Work (as defined in the Prior Agreement) entered into under the Prior Agreement and in effect as of the time hereof (the “Prior Statements of Work”) are hereby terminated and of no further force and effect.

2.RESPONSIBILITIES

Provider shall use commercially reasonable efforts to perform the services and fulfill the obligations and responsibilities set forth in this Agreement and the Transition Services Statement of Work (such services, obligations and responsibilities are referred to herein collectively as the “Services”). Provider shall use commercially reasonable efforts to provide all personnel, equipment and resources necessary to perform the Services.

3.SUBCONTRACTING

Provider may engage any contractor, subcontractor or other vendor (collectively, “Subcontractor”) to perform any obligations under this Agreement. Provider shall be responsible for the management of all Subcontractors. The engagement by Provider of any Subcontractor shall not relieve Provider of its obligations under this Agreement or the Transition Services Statement of Work. Any agreement between Provider and the Subcontractor pertaining to the Services shall be consistent with the provisions of this Agreement.

4.CHANGES IN SCOPE

The Transition Services Statement of Work may be amended by a written amendment which is executed by both parties (a “Change Order”). Each Change Order shall set forth the agreed changes to the applicable task, responsibility, budget, timeline or other matter. A Change Order shall become effective only upon the execution of the Change Order by both parties. As used in this Agreement, the term “Transition Services Statement of Work” shall mean the Transition Services Statement of Work as amended by any Change Orders thereto. Each Change Order shall reference this Agreement and the Transition Services Statement of Work and shall be subject to the provisions of this Agreement. To the extent any provisions of a Change Order conflict or are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control. All Change Orders shall be incorporated herein by reference and form a part hereof.

5.TERM

The term of this Agreement shall begin as of the Effective Date and shall terminate automatically on the date that is the later of (a) the date on which all the Services and responsibilities described in the Transition Services Statement of Work have been completed and discharged and the deliverables provided in the Transition Services Statement of Work have been provided or (b) September 30, 2009; provided, however, that this Agreement and the Transition Services Statement of Work may be earlier terminated in accordance with the provisions of this Agreement.

6.PAYMENTS AND SCHEDULES

A. Payment shall be due to Provider at such times and in such amounts as set forth in this Agreement and the Transition Services Statement of Work applicable to the Services being provided. All costs and rates set forth in the Transition Services Statement of Work shall remain firm for the duration of the Services performed under the Transition Services Statement of Work. Provider shall submit to Purchaser Provider’s invoice in accordance with the schedule set forth in the Transition Services Statement of Work, and Purchaser shall pay to Provider the applicable amount within thirty (30) days following receipt by Purchaser of such invoice. Payment shall be made by wire transfer to Provider or by such other means as is agreed by the parties.

B. Purchaser will be in default with respect to payment, without receipt of a reminder from Provider, for all payments not paid timely. In case of default with respect to payment, any amount not paid timely shall bear interest from its due date through the date of effective receipt of payment at the rate equal to the lesser of the maximum rate allowable under applicable law or one percent (1%) over the prime rate published in the eastern edition of The Wall Street Journal on the date such payment was due or a comparable newspaper if The Wall Street Journal shall cease publishing the prime rate. All monies due to Provider hereunder are payable in United States dollars.

C. All prices under this Agreement are net prices. Any payment under this Agreement shall be made plus value added tax, if value added tax is levied under applicable law, and shall be grossed up for any withholding tax that may be required under applicable law. Fees of any nature levied or incurred on account of any payments from Purchaser to Provider accruing under this Agreement, by national, state or local governments, will be assumed and paid by Purchaser.

7.NOTICES

All notices, invoices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), or (ii) when received by the addressee, if sent by an internationally recognized overnight delivery service (receipt requested), to the appropriate address set forth below (or to such other address as a party may designate by notice to the other party):

If to Purchaser:
ExCRX Singapore Pte. Ltd.
c/o Forma Therapeutics, Inc.
790 Memorial Drive
Cambridge, MA 02139
Attention: Director of Corporate Development

If to Provider:
CombinatoRx, Incorporated
245 1st Street
Cambridge, MA 02142
Attention: General Counsel

8.INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

On the Effective Date, the parties shall enter into the Intellectual Property Assignment Agreement in the form attached hereto as Exhibit B. The Intellectual Property Assignment Agreement shall set forth the parties’ respective rights with respect to intellectual property created pursuant to this Agreement and the Prior Agreement.

9.CONFIDENTIAL INFORMATION

A. Neither Provider nor Purchaser shall disclose to any person or entity, or use for any purpose other than pursuant to this Agreement, any and all trade secrets, privileged records or other confidential or proprietary data or information disclosed by or on behalf of the other party pursuant to this Agreement or any previous confidentiality agreement(s) (collectively “Confidential Information”); except that either party shall have the right to disclose Confidential Information of the other party to employees of the first party’s Affiliates who are bound by like obligations of non-disclosure and non-use. Such obligation of each party of non-disclosure and non-use with respect to Confidential Information disclosed by or on behalf of the other party shall not apply to the following: (1) Information at or after such time that it is or becomes publicly available through no fault of the receiving party or its Affiliates; (2) Information that is already known to the receiving party or its Affiliates as shown by prior written records and was not obtained directly or indirectly from the disclosing party; (3) Information at or after such time that it is disclosed to the receiving party or its Affiliates by another party with the legal right to do so; (4) Information that is required to be released by law, judicial process, court order or administrative request, provided that the receiving party limits disclosure to that purpose, after giving the disclosing party notice in time to allow the disclosing party to object to or seek to limit such disclosure and the receiving party cooperates with the disclosing party as the disclosing party may reasonably request; (5) Information that is developed by or for the receiving party or its Affiliates independently of access to the disclosing party’s Confidential Information; or (6) Information that is disclosed with the disclosing party’s express prior written consent and pursuant to the terms of such consent.

B. The obligations of each party under this Section 9 shall survive and continue for seven (7) years after the Effective Date.

10.PUBLICITY; DISCLOSURE

Except as required by law, Provider and Purchaser each agrees not to issue any press release or like public announcement, whether oral or written, relating to this Agreement or the terms hereof without the prior written consent of the other party.

11.PURCHASER REPORTING

During the term of this Agreement and until July 31, 2009, Purchaser shall provide to Provider such information and reports regarding the Services and the Purchaser’s business as Provider may reasonably require for the purposes of fulfilling Provider’s legal and regulatory obligations, including, without limitation, the reporting and disclosure requirements of the United States Securities and Exchange Commission and the NASDAQ.

12.INDEMNIFICATION

A. Purchaser shall indemnify and hold harmless Provider and its Affiliates and their respective directors, officers and employees from and against any and all claims, proceedings, damages or liabilities arising out of Purchaser’s breach of any of the provisions of this Agreement or Purchaser’s negligence or willful misconduct in the performance of this Agreement; provided that, in regard to any such claim or proceeding that is made by a third party, Purchaser, in reasonable consultation with Provider, shall have the right to select defense counsel and control the defense of such third party claim or proceeding.

B. Provider shall indemnify and hold harmless Purchaser and its Affiliates and their respective directors, officers and employees from and against any and all claims, proceedings, damages or liabilities arising out of Provider’s breach of any of the provisions of this Agreement or Provider’s negligence or willful misconduct in the performance of this Agreement; provided that, in regard to any such claim or proceeding that is made by a third party, Provider, in reasonable consultation with Purchaser, shall have the right to select defense counsel and control the defense of such third party claim or proceeding.

C. Any party seeking indemnification hereunder shall notify the other party in writing promptly after receipt of any third party claim or proceeding in respect of which it intends to base a claim for indemnification hereunder, but the failure or delay so to notify the indemnifying party shall not relieve the indemnifying party of any obligation or liability that it may have to the indemnified party except to the extent that its ability to defend or resolve the claim or proceeding is adversely affected thereby. The indemnifying party shall provide diligent defense against any third party claim or proceeding with respect to the subject of the indemnity contained herein. The indemnifying party shall not settle any such claim or proceeding without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. The indemnified party shall cooperate with and provide assistance to the indemnifying party and its legal representatives as may be reasonably requested by the indemnifying party in connection with such claim or proceeding. The indemnified party shall have the right to select and to obtain representation by separate legal counsel at its own expense.

13.INSURANCE

A. Purchaser shall maintain insurance coverage at levels sufficient to support the indemnification obligations assumed herein, in amounts and on other terms reasonably acceptable to Provider. Purchaser shall provide Provider with evidence of such insurance upon Provider’s request.

B. Provider shall maintain insurance coverage at levels sufficient to support the indemnification obligations assumed herein, in amounts and on other terms reasonably acceptable to Purchaser. Provider shall provide Purchaser with evidence of such insurance upon Purchaser’s request.

14.TERMINATION

A. (i) Any party may terminate this Agreement immediately by written notice to other party, in the event of a material breach of this Agreement or the Transition Services Statement of Work by the other party, if the non-breaching party shall have given written notice to the breaching party specifying the nature of the breach and such breach shall not have been substantially cured within 30 days (5 days in the case of any payment breach) after such notice of breach. Any termination by any party for breach by the other party shall be without prejudice to any damages or remedies to which it may be entitled from the other party; and (ii) any party may terminate this Agreement immediately by written notice to the other party, if the other party becomes insolvent, makes or has made an assignment for the benefit of creditors, is the subject of proceedings in voluntary or involuntary bankruptcy instituted on behalf of or against it (except for involuntary bankruptcies which are dismissed within ninety (90) days) or has a receiver or trustee appointed for substantially all of its property. The Transition Services Statement of Work shall terminate immediately upon the termination of this Agreement.

B. The expiration or termination of this Agreement or the Transition Services Statement of Work shall not affect the rights and obligations of the parties accrued prior to such expiration or termination. The rights and obligations under Sections 6, 8, 9, 10, 11, 12, 13, 14, 15, 16, 19 and 22 of this Agreement shall survive the expiration or termination of this Agreement.

15.CONFORMANCE WITH LAW; REPRESENTATION

Provider shall use commercially reasonable efforts to perform the Services and discharge obligations under this Agreement and the Transition Services Statement of Work in conformance with (i) professional standards and practices, (ii) this Agreement and the Transition Services Statement of Work, and (iii) all applicable laws and regulations. Without limiting the generality of the foregoing, Provider shall retain all records relating to the Services and Provider’s performance of this Agreement and the Transition Services Statement of Work for the time periods required by applicable federal regulations.

16.APPLICABLE LAW

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflicts of laws principles thereof.

17.INDEPENDENT CONTRACTOR

A. Provider acknowledges and agrees that it is solely responsible for the compensation of the personnel assigned to the Services, and as employer, shall be responsible for withholding all federal, state, local or other applicable taxes and similar items. Provider also shall be responsible for all other employer related obligations, including providing appropriate insurance coverage and employee benefits, and making all other deductions required by law affecting the gross wages of each employee.

B. Provider personnel assigned to the Services are not nor shall they be deemed to be at any time during the term of this Agreement employees of Purchaser. The parties’ relationship and status with each other shall be that of independent contractors, and neither party shall state or imply, directly or indirectly, that it is empowered or authorized to commit or bind the other party or to incur any liabilities or expenses on behalf of the other party or to enter into any oral or written agreement in the name or on behalf of the other party. Nothing herein shall create, expressly or by implication, a partnership, joint venture, agency, or other association of the parties.

18.ENTIRE AGREEMENT

This Agreement, the Transition Services Statement of Work and any Change Orders entered into pursuant hereto represent the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior communications and agreements between the parties with respect to such subject matter. This Agreement shall supersede all prior confidentiality agreements between Purchaser and Provider with respect to Confidential Information disclosed pursuant to this Agreement. The Transition Services Statement of Work and Change Orders shall be incorporated in this Agreement by reference and form a part hereof. In the event of any inconsistency between this Agreement and the Transition Services Statement of Work or any Change Order, the provisions of this Agreement shall govern. This Agreement shall not be modified or amended except by a written agreement signed by the parties hereto.

19.ASSIGNMENT

Except as expressly provided in this Section, this Agreement and the Transition Services Statement of Work, and all rights and obligations hereunder and thereunder, may not be assigned by either party without the express written consent of the other party. Any assignment or attempt at the same in contravention of the foregoing shall be void and of no effect. Either party may assign this Agreement and the Transition Services Statement of Work, and all rights and obligations hereunder and thereunder, in whole or in part without the consent of the other party, to any of the assignment party’s affiliates or in connection with the transfer or sale of all or substantially all of the assigning party’s assets or business or its merger or consolidation with another company. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

20.WAIVER

No waiver of any term, provision or condition of this Agreement whether by conduct or otherwise in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition, or as waiver of any other term, provision or condition of this Agreement.

21.FORCE MAJEURE

Neither party shall be liable to the other for failure or delay in performing its obligations under this Agreement, to the extent such failure or delay is caused by circumstances beyond such party's control, such as labor disturbances or labor disputes, accidents, civil disorders or commotions, acts of aggression or acts of God. In such event, the party affected shall use reasonable efforts to resume performance of this Agreement.

22.MISCELLANEOUS

A. As used in this Agreement, an “Affiliate” of any party shall mean any corporation, company, partnership, firm or other entity that, directly or indirectly, controls, is controlled by or is under common control with such party. For purposes of this definition “control” of any party or entity shall mean the beneficial ownership of fifty percent (50%) or more of the voting or income interest in such party or entity.

B. Should one or more provisions of this Agreement or the Transition Services Statement of Work become void or unenforceable as a matter of law, then this Agreement or the Transition Services Statement of Work shall be construed as if such provision were not contained herein or therein and the remainder of this Agreement or the Transition Services Statement of Work shall be in full force and effect, and the parties will endeavor in good faith to substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the parties.

C. The captions and headings used in this Agreement, the Transition Services Statement of Work and any Change Order are for convenience of reference only and shall not affect the meaning or interpretation hereof or thereof in any way.

D. This Agreement, the Transition Services Statement of Work and any Change Order may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Transition Services Agreement in duplicate.

EXCRX SINGAPORE PTE. LTD. COMBINATORX, INCORPORATED (f.k.a. COMBINATORX (SINGAPORE) PTE. LTD.)

By /s/ Yeo Su Ling Name: Yeo Su Ling Title: Director Date: June 2, 2009

By /s/ Robert Forrester Name: Robert Forrester Title: EVP & CFO Date: June 2, 2009

EXHIBIT A

TRANSITION SERVICES STATEMENT OF WORK

A-1

EXHIBIT B

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

A-2